Exhibit No. 99.1
Everflow Eastern Partners, L.P.
Option Repurchase Plan
Adopted December 2, 2009
1. Establishment and Purpose.
Everflow Eastern Partners, L.P., a Delaware limited partnership (the “Company”), hereby establishes the Option Repurchase Plan (the “Plan”). The Plan permits the grant of options to purchase Units as described below.
The purpose of the Plan is to assist the Company and its affiliates to attract and retain officers and other key employees and to enable those individuals to acquire or increase their ownership interest in the Company in order to encourage them to promote the growth and profitability of the Company. The Plan is designed to align directly the financial interests of the participants with the financial interests of the Unitholders.
2. Definitions.
(a)
“Administrator” shall mean either the Options Committee of the Board or such committee of the Board to which the Board may from time to time delegate the powers, authority and discretion of the Administrator under the Plan.

(b)
“Agreement” shall mean, in respect of any Unit option granted pursuant to the Plan, the written Agreement executed by the Company and the Participant which sets forth the terms of the option, in such form as shall be prescribed by the Administrator.

(c)
“Board” means the duly elected Board of Directors of Everflow Management Corporation, the managing member of the General Partner, or the duly elected board of directors or other comparable governing body of any corporation or other business entity or organization which succeeds to the business of the Company and assumes the Plan.

(d)	“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.
(e)
“Company” means Everflow Eastern Partners, L.P., a Delaware limited partnership, or any corporation or other business entity or organization which succeeds to the business of the Company and assumes the Plan, whether by operation of law or otherwise.

(f)	“Exercise Price” shall mean a price equal to the price paid by the Company to the tendering Unitholders in the repurchase offer conducted annually by the Company.

(g)	“General Partner” shall mean Everflow Management Limited, LLC, the general partner of the Company.
(h)	“Participant” means any person to whom a stock option is granted pursuant to the Plan.
(i)
“Sale of the Company” means, either in one transaction or in a series of related transactions, (i) a sale, exchange or other transfer of Units of voting partnership interest of the Company representing fifty percent (50%) or more of all votes entitled to be cast by the Unitholders (either to a single person or group of persons acting in concert or pursuant to a public offering of such Units, and including, without limitation, a transfer or exchange of such Units by way of a merger or consolidation in which the Company is a constituent entity), or (ii) a redemption or repurchase of all of the Units of the Company in connection with a sale of all or substantially all of the assets of the Company, or (iii) the winding up, dissolution or liquidation of the Company, or (iv) a sale of all or substantially all of the assets of the Company.

(j)	“Securities Act” means the Securities Act of 1933, as amended from time to time.
(k)	“Units” shall mean the units of the limited partnership interest in the Company.
(l)	“Unitholders” shall mean the holders of units of limited partnership interests in the Company.
3. Administration.
The Plan shall be administered by the Administrator. The Administrator shall, consistent with the provisions of the Plan, be authorized to (a) select eligible persons to participate in the Plan, (b) determine the form of the Agreements which shall set the terms of the grants made under the Plan to a Participant, including conditions and restrictions to which such grants will be subject, (c) interpret the provisions of the Plan, and (d) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Administrator on all matters relating to the Plan shall be in the Administrator’s sole discretion (consistent with the Plan and any applicable Agreement) and shall be conclusive and binding on all persons, including the Company, its Unitholders, and the Participants. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereunder.
4. Units Available for the Plan.
Subject to adjustments as provided in Section 12, the number of Options which may be granted annually will not exceed the lesser of 30,000 Units or 50% of the Units Repurchased by the Company in the annual Repurchase Offer. With regard to grants to any one individual in a calendar year, the number of options that may be granted under the Option Repurchase Plan will not exceed 10,000. If any Option granted under the Plan expires, terminates unexercised or is forfeited, such unpurchased or forfeited Units shall not thereafter be available for further grants.

5. Participation.
Participation in the Plan is limited to those key officers or employees of the Company, the General Partner and any of their affiliates selected by the Administrator. Nothing in the Plan or in any grant thereunder shall confer any right on a Participant to continue in the employ of the Company or shall interfere in any way with the right of the Company or any affiliate to terminate the employment of a Participant.
6. Options.
Subject to the other applicable provisions of the Plan, the Administrator may from time to time grant to eligible persons options to acquire Units. The options granted shall be subject to the following terms and conditions.
(a)	Price. The price per Unit payable upon the exercise of an option shall be the Exercise Price.
(b)
Payment. Options may be exercised in whole or in part upon payment of the Exercise Price of the Units to be acquired and satisfaction of all such other conditions as may be required by the Plan, the applicable Agreement and by applicable law. Payment may be made in cash.

(c)
Terms of Options. The period during which an option may be exercised shall be three (3) business days from the date of grant of the options, which will be granted simultaneous with the expiration of the annual Repurchase Offer. All rights to purchase Units pursuant to an option shall, unless sooner terminated, expire at such date. Except as otherwise set forth in the Agreement, an option may be exercised only while a Participant is employed by the Company or any affiliate. The Agreement may set forth criteria for the forfeiture of options including, without limitation, upon a Participant’s termination of employment. Prior to the exercise of the option and issuance of Units pursuant to exercise of the option, the Participant shall have no rights to any dividends or be entitled to any voting rights in respect of any Units subject to the option.

(d)
Sale of the Company. Upon a Sale of the Company, the Administrator shall have the right and authority, but not the obligation, (i) to compel a Participant to exercise his option to the extent that such option is then exercisable (or becomes exercisable because of the Sale of the Company), or (ii) to cancel such option in whole or in part and terminate all rights of the Participant thereunder with respect to the canceled option Units upon payment to the Participant of the difference between (A) the aggregate value of the canceled option Units, whether vested or unvested (as determined by the Administrator on the basis of the value of a Unit in such Sale of the Company), minus (B) the aggregate exercise price payable upon the exercise of such option with respect to the canceled Option Units (assuming the options were then fully exercisable), or (iii) to provide that such option shall be converted into a comparable option, as determined by the Administrator in its sole discretion, to purchase securities of a corporation or other entity acquiring direct or indirect control of the Company in such Sale of the Company.

(e)	Nonqualified Options. All options granted pursuant to the Plan shall be nonqualified options and shall not be treated as incentive stock options as defined in Section 422 of the Code.
(f)
No Rights as a Unitholder. No Participant to whom an option is granted under the Plan shall have any of the rights of a Unitholder of the Company with respect to the Units which are the subject of such option unless and until such time as Units are actually issued to such Participant upon exercise thereof in accordance with the Plan, including, without limitation, any rights to vote such Units or to grant or withhold any consent in respect of such Units, or to receive any distributions that may be declared or paid on or in respect of such Units.

7. Form of Agreements.
Each Participant to whom a grant of a Unit option is made under the Plan shall execute an Agreement that shall contain such provisions, not inconsistent with the provisions of the Plan, as may be prescribed by the Administrator. Without limiting the generality of the foregoing, the Administrator may require that any Participant to whom Units are to be issued upon the exercise of an option under the Plan shall, as a condition to such exercise, execute and deliver to the Company a counterpart signature page to, and agree to be bound by, all of the terms and provisions of the Partnership Agreement, or another written agreement, in such form as the Administrator may prescribe, providing for any lawful restrictions upon and other provisions relating to transfers or resales of such Units as the Administrator may specify. Further, the Administrator may require that any Participant to whom an option is to be granted under the Plan shall, as a condition to the effectiveness of such option, agree with the Company either in the applicable option Agreement or in a separate written agreement that such Participant shall refrain from engaging specified conduct. The Administrator may amend or modify the Agreement governing any outstanding option in any manner to the extent that the Administrator would have had the authority to grant such option under the Agreement as so modified or amended, including without limitation changing the dates as of which an option becomes exercisable or restrictions on Units lapse. The foregoing notwithstanding, no modification of an Agreement may be made that would materially adversely affect a Participant without the approval of the Participant; provided, that the Administrator may modify any Agreement if such modification is required by applicable law.
8. Withholding of Taxes.
The Administrator shall require, as a condition to the delivery of certificates for Units issued under the Plan, that the Participant pay to the Company, in cash, the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, payment or delivery of Units.
9. Transferability.
No option granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or to such other persons as may be approved by the Administrator in the Agreement or otherwise. Except as otherwise set forth in an Agreement, an option may be exercised only by the Participant or his guardian or legal representative. No Units issued upon exercise of an option shall be transferable by a participant except in compliance with all of the terms and conditions of the Partnership Agreement.
10. Listing and Registration.
If the Administrator determines that the listing, registration, exemption from registration, or qualification upon any securities exchange or under any law of Units subject to any option is necessary or desirable as a condition of, or in connection with, the grant thereunder, then no such option may be exercised in whole or in part unless such listing, registration, exemption from registration, or qualification is effected or perfected free of any conditions not acceptable to the Administrator; provided, that, if an exemption from registration is reasonably available, the Administrator shall use reasonable efforts to obtain such exemption.

11. Transfer of Employee.
Transfer of a Participant’s employment from the Company or the General Partner to an affiliate, from an affiliate to the Company or the General Partner, or from one affiliate to another shall not, for purposes of the Plan, be considered a termination of employment.
12. Adjustments.
In the event of a reorganization, recapitalization, Unit split, Unit distribution, combination of Units, merger, Unit exchange, consolidation, substantial distribution of assets, or any similar changes in the partnership structure or Units (an “Adjustment Event”), then the number and kind of Units reserved for issuance under the Plan, the number and kind of Units covered by outstanding options granted under the Plan, the exercise price of outstanding options, and the maximum number of Units specified in Section 4 of the Plan shall be appropriately adjusted, as determined by the Administrator in its sole discretion, so that they are proportionately equivalent to the number and kind of shares, exercise price of outstanding options and maximum number of Units specified in Section 4 of the Plan as immediately prior to such Adjustment Event.
13. Amendments to the Plan.
Except as otherwise provided herein or in an Agreement, the Administrator may at any time amend, modify, suspend or terminate the Plan; provided, however, that the Administrator may not amend the final sentence of Section 7 of the Plan without the consent of all Participants.
14. Termination Date.
No further grants of options may be made under the Plan following the close of business on December 31, 2035, unless such date is extended by the Options Committee at its sole discretion.

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